Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of USMD Holdings, Inc. on Form 10-Q for the period ended September 30, 2011, as filed with the Securities and Exchange Commission (the “Report”), I, Christopher Dunleavy, Chief Financial Officer of USMD Holdings, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchanges Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of USMD Holdings, Inc.

Date: November 14, 2011

By:	/s/ Christopher Dunleavy
Christopher Dunleavy
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350; it is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, and is not to be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.